Facsimile Cover Sheet

To:

U.S. Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust  trustee on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of Asset Backed Securities Corporation Home Equity Loan Trust, Series MO 2006-HE6

Attention:

Heakyung Chung, CSIN Marketer

Fax number:

To be delivered by Heakyung Chung

To:

Credit Suisse Management LLC

Attention:

NY IRP Derivative Documentation

Fax number:

+1 917 326 8603

Date:

30 November 2006

Pages (including cover page):

5

Our Reference No: External ID: 9337404NOV / Risk ID: 562370026

Credit Suisse International has entered into a transaction with you as attached.  Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.

If you agree with the terms specified therein, please arrange for the Confirmation to be signed by your authorised signatories and return a signed copy to this office to the facsimile listed below.

For Interest Rate Products: Telephone Numbers: (212) 538-9370 Facsimile number: (917) 326-8603 Email: list.otc-inc-accept-ny@credit-suisse.com	For Equity Derivatives: Telephone numbers: (212) 538-4437 / (212) 538-8297 / (212) 325-5119 Facsimile number: (212) 325-8173
For Credit Derivatives: Telephone Numbers: (212) 538-9370 Facsimile number: (917) 326-8603 Email: list.otc-inc-accept-ny@credit-suisse.com

We are delighted to have entered into this transaction with you.

CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.

        Registered Office as above

Registered with unlimited liability in England under No. 2500199

Authorised and Regulated by the Financial Services Authority

VAT No: GB 447 0737 41

Novation Confirmation

Date:

30 November 2006

To:

U.S. Bank National Association, not in its individual capacity but solely as Supplemental Interest Trust  trustee on behalf of the Supplemental Interest Trust  created under the Pooling and Servicing Agreement in respect of Asset Backed Securities Corporation Home Equity Loan Trust, Series MO 2006-HE6

To:

Credit Suisse Management LLC

From:

Credit Suisse International (“CSIN”)

Re:

Novation Transaction

External ID:    9337404NOV

______________________________________________________________________________

Dear Sir/Madam:

The purpose of this letter is to confirm the terms and conditions of the Novation Transaction entered into between the parties and effective from the Novation Date specified below.  This Novation Confirmation constitutes a "Confirmation" as referred to in the New Agreement specified below.

1.

The definitions and provisions contained in the 2004 ISDA Novation Definitions (the "Definitions") and the terms and provisions of the 2000 ISDA definitions (the "Product Definitions"), each as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation.  In the event of any inconsistency between (i) the Definitions, (ii) the Product Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.  In the event of any inconsistency between the Novation Confirmation and the New Confirmation, the New Confirmation will govern for the purpose of the New Transaction.

2.

Any term used herein but not defined herein shall have the meaning specified in the Pooling and Servicing Agreement for Asset Backed Securities Corporation Home Equity Loan Trust, Series MO 2006-HE6 (the "PSA").

3.

The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Date:	30 November 2006
Novated Amount:	100% of the Notional Amount of the Old Transaction
Transferor:	Credit Suisse Management LLC
Transferee:	The Supplemental Interest Trust created under the Pooling and Servicing Agreement for Asset Backed Securities Corporation Home Equity Loan Trust, Series MO 2006-HE6
Remaining Party:	Credit Suisse International
New Agreement (between Transferee and Remaining Party):	1992 ISDA Master Agreement dated as of 30 November 2006

4.

The terms of the Old Transaction to which this Novation Confirmation relates, for identification purposes, are as follows:

Trade Date of Old Transaction:	18 October 2006
Effective Date of Old Transaction:	30 November 2006
Termination Date of Old Transaction:	25 November 2011

5.

The terms of the New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibit A.

Full First Calculation Period:	Applicable

6.

Miscellaneous Provisions:

Non-Reliance:	Applicable

For the purpose of facilitating this Transaction, an Affiliate of CSIN, which is organized in the United States of America (the "Agent"), has acted as agent for CSIN.  The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal.  The time at which the above transaction was executed will be notified to the parties on request.

The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning it to us. The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the Old Transaction.  The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to the New Transaction.

Credit Suisse International

By:  /s/ Louis J. Impellizeri

 Name:

Louis J. Impellizeri

 Title:

Authorized Signatory

Credit Suisse Management LLC

By:  /s/ Yolanda Perez-Wilson

 Name:

Yolanda Perez-Wilson

 Title:

Assistant Vice President

Complex Product Support

U.S. Bank National Association, not in its individual or corporate capacity, but solely as Supplemental Interest Trust Trustee on behalf of the Trust created under the Pooling and Servicing Agreement in respect of Asset Backed Securities Corporation Home Equity Loan Trust, Series MO 2006-HE6.

By:  /s/ Sheryl Christopherson

 Name:

Sheryl Christopherson

 Title:

Vice President

Wells Fargo Bank, N.A., not in its individual or corporate capacity, but solely as trust administrator on behalf of the Supplemental Interest Trust created under the Pooling and Servicing Agreement in respect of Asset Backed Securities Corporation Home Equity Loan Trust, Series MO 2006-HE6.

By:  /s/ Martin Reed

 Name:

Martin Reed

 Title:

Vice President

Our Reference No: External ID: 9337404NOV / Risk ID: 562370026

EXHIBIT A

This New Confirmation amends, restates and supersedes in its entirety all Confirmation(s) dated prior to the date hereof in respect of this New Transaction.